UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2008

Kinetic Concepts, Inc.

 (Exact name of registrant as specified in its charter)

Texas	0001-09913	74-1891727
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(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

8023 Vantage Drive
San Antonio, Texas	78230
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 524-9000
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 1, 2008, the Board of Directors of Kinetic Concepts, Inc. (the “Company”) approved the amendment and restatement of the Company’s By-Laws. The amendments were made primarily to modify provisions for the resignation and removal of officers and directors, provide the Chief Executive Officer of the Company the ability to appoint and remove subordinate officers, include the December 20, 2007 amendment to the By-Laws (which provided for the issuance and transfer of uncertificated shares of Company capital stock), and provide for the use of gender-neutral terms.

The foregoing summary description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Fourth Amended and Restated By-Laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1           Fourth Amended and Restated By-Laws of Kinetic Concepts, Inc., effective June 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC CONCEPTS, INC.

By:	/s/ Stephen D. Seidel
	Name:	Stephen D. Seidel
	Title:	Sr. Vice President, General Counsel and Secretary

Date:           June 2, 2008

Exhibit Index

Exhibit	Description
3.1	Fourth Amended and Restated By-Laws of Kinetic Concepts, Inc., effective June 1, 2008.